UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2011, the board of directors (the “Board”) of Iron Mountain Incorporated (the “Company”) approved the recommendations of the Compensation Committee (the “Committee”) of the Board with respect to the compensation of C. Richard Reese in connection with Mr. Reese assuming the role of Chief Executive Officer of the Company effective April 12, 2011.

Mr. Reese will receive a base salary in the amount of $1,004,519 (the “Base Salary”), effective as of April 12, 2011, the date on which Mr. Reese became Chief Executive Officer of the Company.  In addition, Mr. Reese is eligible to receive a bonus and the target bonus for 2011 will be based on 75% of his prior base salary from January 1, 2011 through April 11, 2011 and 150% of his new base salary from April 12, 2011 through December 31, 2011.  A portion of Mr. Reese’s bonus may be paid under the Iron Mountain Incorporated 2003 Senior Executive Incentive Plan (the “SEIP”) and/or a cash-based award under the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “SIP”).  Each of the SEIP and the SIP was filed previously by the Company with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference herein.  The Committee shall determine the amount of the bonus actually paid to Mr. Reese no later than March of 2012 based on the achievement of specified performance goals.

In addition, the Board approved the Committee’s grant of stock options and award of performance units (“PUs”) to Mr. Reese.  The grants and awards made to Mr. Reese are effective May 6, 2011, and are set forth below:

	Option Grants	Performance Unit Awards
C. Richard Reese	50,331	28,794

Each stock option was granted subject to a three-year, time-based graded vesting provision and will fully vest on May 6, 2014.  The stock option awards are subject to the terms of the SIP and the form of Iron Mountain Incorporated 2002 Stock Incentive Plan Stock Option Agreement, filed previously by the Company with the SEC and incorporated by reference herein.

The PUs were awarded subject to the terms and conditions of the SIP and the form of Performance Unit Agreement, filed previously by the Company with the SEC and incorporated by reference herein, which provides that each PU represents the right to receive one full share of the Company’s Common Stock if both the performance goal and vesting requirements underlying such PU are satisfied.  The Committee established the performance goal based upon specified targets for revenue growth and return on invested capital for 2011.  After completion of the performance period, the size of the award may be increased or decreased, based upon a predefined set of criteria that takes into account the overperformance or underperformance of the two performance goals.  Mr. Reese may receive a range between 0% and 150% of the targeted award based on the Company’s performance over the performance period.  The PUs were awarded subject to a three-year, time-based cliff vesting provision and will fully vest, if at all, on May 6, 2014, subject to certain exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 9, 2011